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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 16, 2001 included in The Titan Corporation's Form 8-K, filed on October 25, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen

San Diego, California
January 28, 2002